Exhibit 99.1

NEWS RELEASE	AMERICAN RAILCAR INDUSTRIES, INC. 100 Clark Street, St. Charles, Missouri 63301 americanrailcar.com
636.940.6000

FOR RELEASE:	3/26/2018

AMERICAN RAILCAR INDUSTRIES, INC.'S WHOLLY OWNED SUBSIDIARY
COMMENCES CONSENT SOLICITATION FROM ITS NOTEHOLDERS

ST. CHARLES, MO (March 26, 2018) - American Railcar Industries, Inc. (NASDAQ: ARII) (“ARI” or the “Company”) today announced that, as part of our continuing transition to manage our leasing business in-house, we are in the process of obtaining the approvals necessary to allow ARI to manage the railcars owned by our wholly owned subsidiary, Longtrain Leasing III, LLC (“Longtrain”).

Specifically, Longtrain has commenced the solicitation of consents from the holders of its 2.98% Fixed Rate Secured Railcar Equipment Notes, Class A-1 (the “Class A-1 Notes”) and its 4.06% Fixed Rate Secured Railcar Equipment Notes, Class A-2 (the “Class A-2 Notes,” and together with the Class A-1 Notes, the “Notes”) to the approval of an amendment (the “First Indenture Supplement”) to the indenture governing such Notes (the “Indenture”) to allow ARI to act as the manager of the railcars that serve as collateral under the Indenture, and entry into new agreements providing for such management, including a replacement management agreement and new lease administration and collateral agency agreements (collectively, the “New Agreements”). The Indenture currently provides that the Company’s former affiliate, American Railcar Leasing LLC (“ARL”), act as manager. ARL was sold to an unaffiliated third party effective June 1, 2017.

The consent solicitation is being made in accordance with the terms and subject to the conditions set forth in a Consent Solicitation Statement, dated March 26, 2018 (the “Consent Solicitation Statement”), and in a related Consent Form (the “Consent Form”) to holders of record as of 5:00 p.m., New York City time, on March 23, 2018. The consent solicitation is scheduled to expire at 5:00 p.m., New York City time, on April 10, 2018, unless extended or earlier terminated (the “Consent Expiration Time”). Approval of the First Indenture Supplement and New Agreements requires the consent of the holders of not less than a majority in aggregate of the total principal balance of such Notes that remains unpaid and outstanding at any time (other than ARI and its affiliates) (the “Requisite Majority”).

If the approval of the Requisite Majority is received, holders of Notes who validly and timely deliver executed Consent Forms (and do not validly revoke such Consent Forms) in the manner described in the Consent Solicitation Statement and the Consent Form will be eligible to receive a consent fee equal to $1.50 per $1,000 of the respective outstanding principal balance of Notes held or beneficially held by such holders with respect to which such holders have consented. Holders providing consent after the Consent Expiration Time will not receive a consent fee. The consent fee will be paid to consenting holders as promptly as practicable after the satisfaction or waiver of the conditions to the consent solicitation, as further described in the Consent Solicitation Statement.

The consummation of the consent solicitation is subject to a number of conditions that are set forth in the Consent Solicitation Statement, including without limitation (1) the receipt of the consents of the Requisite Majority prior to the Consent Expiration Time (which consents shall not have been validly and timely revoked) and (2) the execution and delivery of the First Indenture Supplement and the New Agreements.

Consents may be revoked at any time up to, but will become irrevocable upon, the Consent Expiration Time. If the consent of the Requisite Majority is received, then upon execution of the First Indenture Supplement and the New Agreements, these agreements will be operative and binding upon all holders of the Notes, whether or not such holders have delivered consents.

A more comprehensive description of the consent solicitation and the proposed amendment can be found in the Consent Solicitation Statement and related Consent Form.

D.F. King & Co., Inc. is serving as the tabulation agent and information agent for the consent solicitation. Requests for documents should be directed to D.F. King & Co., Inc., 48 Wall Street, 22nd Floor, New York, NY 10005. Banks and brokers please call (212) 269-5550, all others please call (877) 478-5040 or email ARII@dfking.com. Credit Suisse Securities (USA) LLC is serving as the solicitation agent for the consent solicitation. Questions regarding the consent solicitation may be directed to Credit Suisse Securities (USA) LLC at Eleven Madison Avenue, New York NY 10010-3629 or via phone at (212) 325-9896 or (800) 820-1653.

This press release, the Consent Solicitation Statement, and the related Consent Form shall not constitute an offer to sell or a solicitation of an offer to purchase any Notes or other securities. The consent solicitations are being made only by, and pursuant to the terms of, the solicitation documents, and the information in this press release is qualified by reference to the solicitation documents. No recommendation is made, or has been authorized to be made, as to whether or not holders of Notes should consent to the adoption of the First Indenture Supplement and the New Agreements pursuant to the consent solicitation. Each holder of Notes must make its own decision as to whether to give its consent.

About American Railcar Industries, Inc.
ARI is a prominent North American designer and manufacturer of hopper and tank railcars. ARI provides its railcar customers with integrated solutions through a comprehensive set of high quality products and related services. ARI manufactures and sells railcars, custom designed railcar parts, and other industrial products. ARI and its subsidiaries also lease railcars manufactured by the Company to certain markets. In addition, ARI and its subsidiaries provide railcar repair services through its various repair facilities, including mini-shops and mobile units, offering a range of services from full to light repair. More information about American Railcar Industries, Inc. is available on its website at americanrailcar.com or call the Investor Relations Department, 636.940.6000.

Forward Looking Statement Disclaimer
This press release contains statements relating to the Company's objectives, long-term strategies and/or future business prospects, events and plans that are forward-looking statements within the meaning of Section 27A of the United States Securities Act of 1933, as amended, and Section 21E of the United States Securities Exchange Act of 1934, as amended. Forward-looking statements represent the Company’s estimates and assumptions only as of the date of this press release. Such statements include, without limitation, statements regarding: the Company’s management of its and its subsidiaries’ railcars, the ability to obtain the consent of the requisite number of holders of the Notes, the Company’s intent to pay a consent fee upon the completion of certain conditions, and the Company’s strategic objectives and long-term strategies. These forward-looking statements are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those anticipated. Investors should not place undue reliance on forward-looking statements, which speak only as of the date they are made and are not guarantees of future performance. Potential risks and uncertainties that could adversely affect our business and prospects include without limitation: the risk that holders of Notes do not respond or do not consent to the actions for which consents are being solicited on the terms the Company has proposed and the additional risk factors described in ARI’s filings with the Securities and Exchange Commission. The Company expressly disclaims any duty to provide updates to any forward-looking statements made in this press release, whether as a result of new information, future events or otherwise.